                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of IFR Systems, Inc. for the registration of up to 80,000 shares of its common stock and to the incorporation by reference therein our report dated July 29, 1996, with respect to the consolidated financial statements of IFR Systems, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1996 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.

                                        Ernst & Young LLP



December 19, 1996